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                                                                    EXHIBIT 5.1

                     [Goodman Phillips & Vineberg Letterhead]


                                               January 7, 2000

BY COURIER

724 Solutions Inc.
4101 Yonge Street
Suite 702
Toronto, Ontario
M2P 1N6

Dear Sirs:

     At your request, we have examined Amendment No. 2 to the registration statement on Form F-1 filed pursuant to the United States Securities Act of 1933, as amended (the "Securities Act"), by 724 Solutions Inc., a corporation incorporated under the laws of the Province of Ontario (the "Company"), with the United States Securities and Exchange Commission (the "SEC") on January 6, 2000 (the "Registration Statement") relating to the registration under the Securities Act of up to 6,900,000 common shares of the Company without par value (the "Shares"), including authorized but unissued Shares being offered by the Company (including Shares subject to the underwriters' over-allotment option). The Shares are to be sold to the underwriters named in the Registration Statement for resale to the public.

EXAMINATIONS

     In connection with this opinion letter, we have examined the following:

     (i) a certified copy of a resolution of the directors of the Company dated December 20, 1999 and a certified copy of a resolution of the shareholders of the Company dated December 20, 1999 (collectively, the "Resolutions") authorizing the issuance of the Shares; and

     (ii) the Company's registration statement on Form F-1 (the "Initial Registration Statement") filed on November 2, 1999, together with all amendments thereto and the Registration Statement.

     We have also examined such other records and documents provided to us and such statutes, regulations and other public and corporate records of the Company and considered such questions of law as we have considered relevant and necessary for the purposes of the opinions expressed below.

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RELIANCE AND ASSUMPTIONS

            For the purposes of the opinion expressed below, we have relied upon the Resolutions and have assumed:

     (i) the genuineness of all signatures on each document that we have examined;

     (ii) the authenticity of all documents submitted to us as originals, the conformity with the originals of all documents submitted to us as copies, whether photostatic, telecopied or otherwise;

     (iii) the legal power, capacity and authority of all natural persons signing in their individual capacity; and

     (iv) that the Resolutions continue to be in force and unamended on the date hereof.

OPINION

            Based and relying on the foregoing assumptions and subject to the following qualification and limitation, we are of the opinion that, upon completion of the proceedings proposed by the Company, including the adoption of appropriate resolutions by the pricing committee of the board of directors:

1. The Shares to be offered and sold by the Company pursuant to the Registration Statement have been duly allotted for issuance and, upon the receipt of the consideration therefor, will be validly issued and outstanding as fully paid and non-assessable.

QUALIFICATION

            The foregoing opinion is subject to the qualification that we are solicitors qualified to practice law solely in the Province of Ontario and we express no opinion as to any laws or any matters governed by any laws other than the laws of the Province of Ontario and the federal laws of Canada applicable therein.

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LIMITATION

            This opinion is intended solely for the Company's use in connection with the filing of the Registration Statement with the SEC and may not be relied upon by any other person or in connection with any other transaction, or quoted from or referred to in any other documents without our prior written consent.

            We consent to the use of this opinion as an exhibit to the Registration Statement and any amendments thereto and further consent to the reference to our firm set forth under the caption "Legal Matters" in the prospectus included in the Registration Statement.

                                       Yours very truly,

                                       /s/ Goodman Phillips & Vineberg